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                                                                   Exhibit 10.45


                               SECURITY AGREEMENT

         SECURITY AGREEMENT, dated as of November 27, 2001 made by EasyLink Services Corporation, a Delaware corporation ("Grantor"), in favor of The Bank of New York acting in its capacity as the collateral agent (within the meaning of Section 9-102(a)(72)(E) of the Uniform Commercial Code) for the Holders as defined herein (in such capacity, the "Collateral Agent").

         WHEREAS, Grantor has entered into the Modification Agreements listed on Annex A hereto (the Modification Agreements") pursuant to which certain creditors of Grantor (the "Restructure Creditors") have agreed to restructure certain debt and other obligations owed to them by Grantor;

         WHEREAS, pursuant to the Modification Agreements, Grantor agreed to grant a security interest in its assets subject to the terms and conditions set forth therein to secure certain obligations owed or to be owed by Grantor to the Restructure Creditors and certain other obligations as set forth herein;

         NOW, THEREFORE, in consideration of the premises and in exchange for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees with Collateral Agent as follows:

         1.       Definitions

         All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings ascribed to them in the Modification Agreements or, if no definition is so provided, Article 9 of the Uniform Commercial Code currently in effect in the State of New York, as applicable.

         As used in this Security Agreement, the following capitalized terms have the following meanings:

          "Affiliate," with respect to any Person, means (i) any director, officer or employee of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 5% or more of any class of voting securities. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate," when used herein without reference to any Person shall mean an Affiliate of Company.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurence of a liability in accordance with GAAP.


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         "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

         "Collateral" has the meaning ascribed to such term in Section 2.

         "Excluded Property" has the meaning ascribed to such term in Section 2.

         "Forbearance Obligations" has the meaning ascribed to such term in
Section 3.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Holder" or "Holders" means a holder or holders of Obligations.


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         "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f)      Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

         "Obligations" has the meaning ascribed to such term in Section 3.

         "Permitted Liens" means:

                  (1) Liens in effect on the date hereof securing the Obligations;

                  (2) Liens securing Purchase Money Indebtedness, provided such Liens do not extend to any assets of Grantor other than the assets so acquired;


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                  (3)      Liens on property of a Person existing at the time
such Person is merged into or consolidated with any of Grantor, provided, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation;

                  (4) Liens on property existing at the time of acquisition thereof by Grantor; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of Grantor other than the property so acquired;

                  (5) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts for which an adequate reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

                  (6)      Liens existing on the date of this Agreement;

                  (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (8) Liens incurred in the ordinary course of business of Grantor with respect to obligations that do not exceed $5 million in principal amount in the aggregate at any one time outstanding;

                  (9) Liens securing Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness that is secured by such Liens; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

                  (10) any interest or title of a lessor under any Capital Lease Obligation; and

                  (11) extensions, renewals or refundings of any Liens referred to in clauses (1) through (10) above or this clause (11), provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.


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         "Purchase Money Indebtedness" means:

         (1) Indebtedness of Grantor incurred (within 180 days of such purchase) to finance the purchase of any assets (including the purchase of equity interests of Persons that are not Affiliates of Grantor) of Grantor, provided that the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; or

         (2) Indebtedness of Grantor which refinances indebtedness referred to in clause (1) of this definition, provided that such refinancing satisfies the proviso of such clause (1).

         "Restructure Obligations" has the meaning ascribed to such term in
Section 3.

         "Required Lenders" means at any time the holders of a majority in principal amount of the Restructure Obligations then outstanding.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Working Capital" has the meaning ascribed to such term in Section 2.

         2.       Grant of Security Interest

         As collateral security for the prompt payment in full and performance of the Obligations (as defined in Section 3 hereof) when due (whether at stated maturity, by acceleration or otherwise), Grantor hereby pledges and assigns to Collateral Agent, and grants to Collateral Agent, a continuing security interest in all of Grantor's property, whether currently owned or hereafter created, acquired or reacquired by Grantor, wherever located, of every kind and description, tangible or intangible, but excluding all Excluded Property, as defined below (such property, other than Excluded Property, the "Collateral"), including, without limitation, all of Grantor's right, title and interest in and to the property described below and all substitutions therefor, accessions thereto and improvements thereon:

         (a) all equipment of any kind, including, without limitation, all furniture, fixtures and machinery and all equipment, tools, supplies, instruments and other like property (installed or uninstalled) not included in Inventory (as defined below), whether or not title thereto is governed by a certificate of title or ownership, and all parts, accessories and attachments used in connection therewith, including, without limitation, motor vehicles and all accretions and accessions thereto and any other equipment used in connection with Grantor's business or otherwise owned by Grantor (hereinafter collectively referred to as the "Equipment");


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         (b)      (i)      all trademarks, service marks, tradenames, business
names, trade styles, designs, logos, internet domain names and other source or business identifiers, and all general intangibles of like nature, owned, adopted, acquired or used by Grantor, all pending applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof of any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of Grantor relating to the distribution of products and services in connection with which any of such marks are used and all income, royalties, damages and payments due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for all infringements or dilutions thereof and the right to sue for all infringements or dilutions thereof (hereinafter referred to collectively as the "Trademarks"), and (ii) all licenses, contracts or other agreements, whether written or oral, naming Grantor as licensor or licensee and providing for the grant of any right to use any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses or agreements and the right to prepare for sale and sell any and all Inventory owned by Grantor and covered by such licenses (hereinafter referred to collectively as the "Trademark Licenses");

         (c)      (i)      all letters patent, design patents and utility
patents, and all copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae and other general intangibles of like nature owned by the Grantor, all applications, registrations and recording thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations in part and extensions or renewals thereof (hereinafter referred to collectively as the "Patents"), and (ii) all licenses, contracts or other agreements, whether written or oral, naming Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any patent (hereinafter referred to collectively as the "Patent Licenses" and together with the Trademark Licenses, the "Licenses");

         (d)      (i)      all shares of capital stock of, membership interests
in, or other equity interests in, subsidiaries of Grantor; (ii) all computer programs, codes, software, printouts and other computer materials, customer lists, correspondence and advertising materials; (iii) all customer and supplier contracts, sale orders, rights under license and franchise agreements, and other contracts and contract rights; (iv) all interests in partnerships and joint ventures; (v) all right, title and interest under leases, easements, rights of way, subleases, licenses and concessions and other agreements relating to personal property; (vi) all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral; and (vii) all other general intangibles, whether or not similar to the foregoing;


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         (e)      the books and records of Grantor relating to any of the
foregoing Collateral, including, without limitation, all customer contracts, sale orders, minute books, ledgers, records, computer programs, software, printouts and other computer materials, customer lists, credit files, correspondence and advertising materials, in each case indicating, summarizing or evidencing any of the Collateral;

         (f) to the extent permitted under applicable law, all franchises, operating rights, licenses and permits issued by the FCC or any other governmental or regulatory body or agency, held by Grantor; and

         (g)      (i)      all cash and non-cash proceeds and products of any
and all of the foregoing Collateral (including, without limitation, (A) damages and payments for past or future infringements of the Trademarks or the Patents and (B) the right to sue for past, present and future infringements of the Trademarks or the Patents), (ii) all proceeds of any sale, lease or other disposition of any Collateral, (iii) the proceeds of any award in condemnation with respect to any of the Collateral, (iv) any proceeds of any such proceeds, and, (v) to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

in each case howsoever Grantor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

         Notwithstanding the foregoing, "Collateral" shall not include any Excluded Property.

         "Excluded Property" means (i) any and all Working Capital Assets (as defined below) and (ii) any property existing on the date hereof which is subject to a prohibition in effect on the date hereof on Grantor's ability to grant a lien on such property, and any property acquired after the date hereof which is subject to a prohibition in existence or created on the date of acquisition thereof by Grantor on Grantor's ability to grant a lien on such property.

         "Working Capital Assets" means cash and cash equivalents, marketable securities, inventory, receivables and any assets of Grantor that would be classified as a current asset as determined in accordance with GAAP.


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         3.       Security for Obligations

         This Agreement and the security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

         (a) all obligations from time to time owing by Grantor under this Agreement;

         (b) all obligations from time to time owing by Grantor under the Forbearance Notes (as such terms are defined in the Modification Agreements) or, in the case of any Restructure Creditor that has not received a Forbearance Note in exchange for all present and future obligations under such Restructure Creditor's Lease Agreement(s) (as defined in the Modification Agreement), all obligations from time to time owing by Grantor under the Lease Agreements (such obligations described in this clause (b) of this Section 3 being referred to collectively as the "Forbearance Obligations");

         (c) all obligations from time to time owing by Grantor under the Modification Agreements and under the convertible promissory notes to be issued pursuant to the Modification Agreements (such obligations described in this clause (c) of this Section 3 being referred to collectively as the "Restructure Obligations");

         (d) all obligations from time to time owing by Grantor under Grantor's outstanding 10% senior convertible notes due 2006; and

         (e) all other obligations of Grantor, whether now existing or hereafter arising, that Grantor may designate from time to time in a written notice to the Collateral Agent as being within the term "Obligations".

         Each Holder shall have the right at any time to terminate its interest under this Agreement by sending a written notice to the Collateral Agent and Grantor. Effective upon the giving of such notice, such Holder shall no longer be deemed to be a Holder hereunder or to be a beneficiary of the security interest created hereby.

         4.       Representations and Warranties

         Grantor represents and warrants to Collateral Agent as follows:

         (a) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, or any other Person, is required for (i) the grant by Grantor and perfection of the security interest purported to be created hereby in the Collateral (other than the filing of appropriate financing or other statements) or (ii) the exercise by Collateral Agent of any of its rights and remedies hereunder.

         (b) This Agreement creates and, upon filing of all appropriate financing or other statements, will continue to create valid and perfected liens on, and security interests in, the Collateral, in favor of Collateral Agent as security for the Obligations.


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         (c)      The correct corporate name of Grantor is set forth in the
preamble to this Agreement, the principal place of business and chief executive office of Grantor, and the place where Grantor's books and records concerning the Collateral are currently kept, is the address for notice pursuant to Section 16 hereof.

         (d) The business conducted by Grantor is not being conducted under any corporate, trade or fictitious name other than the name of Grantor set forth in the preamble to this Agreement.

         5.       Further Assurances

         (a) Grantor agrees that at any time and from time to time, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary in order to (i) more fully perfect and protect any security interest granted or purported to be granted hereby, (ii) preserve and defend against any person its title to the Collateral and the rights purported to be granted therein by this Agreement to Collateral Agent,
(iii) enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, or (iv) otherwise to effect the purposes of this Agreement, including, without limitation executing and filing such financing or continuation statements, or amendments thereto, as may be necessary in order to perfect and preserve the security interest purported to be created hereby. If any Equipment is stored with any third party, Grantor will cause all documents, instruments and certificates as Collateral Agent may from time to time reasonably require related to such Equipment to be delivered to Collateral Agent, and Grantor will take or cause to be taken all such other reasonable actions as Collateral Agent may from time to time require in connection with its security interest in such Equipment.

         (b) In no event shall the Collateral Agent have any obligations to file or execute any financing statements, or other documents, or any continuation statements, except that upon receipt of the same from the Grantor, together with a certification from the Grantor that the same are legally required or desirable and will be properly and promptly filed by the Grantor whenever necessary, the Collateral Agent shall execute the same.

         6.       Additional Provisions Concerning the Collateral

         Grantor hereby authorizes Collateral Agent to file, when instructed, without the signature of Grantor, such financing or continuation statements and such other documents as Grantor or Required Lenders may deem necessary or desirable to protect and perfect the interest of Collateral Agent or on behalf of the Holders in the Collateral. Grantor further irrevocably appoints Collateral Agent Grantor's attorney-in-fact, with power of attorney to execute on behalf of Grantor, when instructed by Grantor, such UCC financing statement amendment forms as Collateral Agent may from time to time deem necessary or desirable to protect or perfect and protect such interests. Such power of attorney is coupled with an interest and shall be irrevocable for so long as the Obligations remain unpaid or underperformed.


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         7.       Collateral Agent Appointed Attorney in Fact

         Grantor hereby irrevocably appoints Collateral Agent or its designee on behalf of Collateral Agent Grantor's attorney-in-fact and proxy, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Grantor's discretion, to take any action when directed by Grantor and to execute any instrument when directed by Grantor which it deems to be necessary or advisable for accomplishing the purposes of this Agreement including, without limitation, (i) obtain and adjust insurance required to be paid to Collateral Agent, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, assign and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file all applications and other documents necessary to maintain the items described in Section 2(f) in full force and effect and Grantor the authorized legal holder thereof and (v) to file any claims or take any action or institute any proceedings necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Collateral Agent with respect to any Collateral. All acts of such attorney or designee are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct). This power of attorney is coupled with an interest and is irrevocable until all of the Obligations are paid in full.

         8.       Collateral Agent May Perform

         If Grantor fails to perform any agreement or obligation contained herein, Collateral Agent may (without obligation to do so and without releasing Grantor from its obligation to do so) itself perform, or cause performance of, such agreement or obligation, in the name of Grantor or Collateral Agent, and the expenses of Collateral Agent incurred in connection therewith, together with interest on such amounts from the date of payment or incurrence, at a rate of interest per annum equal to the interest rate then in effect under the Note, shall constitute additional Obligations secured by this Agreement and shall be payable by Grantor, including, without limitation, any costs or expenses of litigation associated therewith. The right of Collateral Agent to perform any such act described in this agreement shall not impose any duty or obligation on Collateral Agent to perform such act, even at or during an Event of Default or any other known default.

         9.       Collateral Agent's Duties

         The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.


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         10.      Remedies Upon Default

         In the event that an Event of Default (as defined in the Obligations) shall have occurred and be continuing, upon the direction of the Required
Lenders:

         (a) Collateral Agent may exercise in respect of the Collateral, or any part thereof, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party in default under the Code in effect in the State of New York (or such other applicable jurisdiction as Collateral Agent may determine) at that time (the "Code"), and may also, without demand of performance or other demand, advertisement or notice, except as specified below (all of which demands, advertisements, and/or notices are hereby expressly waived by Grantor) (i) take absolute control of the Collateral, including without limitation transfer into the name of Collateral Agent or into the name of its nominee or nominees (to the extent Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of Collateral Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place or places to be designated by Collateral Agent which is reasonably convenient to both parties, and Collateral Agent may enter into and occupy any premises owned or leased by Grantor where the Collateral of any part thereof is located or assembled for a reasonable period in order to effectuate the rights and remedies of Collateral Agent hereunder, without obligation to Grantor in respect of such occupation, and (iii) without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the offices of Collateral Agent or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent shall take such actions only when as and if instructed by the Required Lender and is given full indemnification against its costs and expenses. With respect to any sales of Collateral, the Collateral Agent shall have the right to sell the same to any third party, including any affiliate selected by it, and to pay any such commissions as it would ordinarily pay. Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree and waives all rights which a Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof.

         (b) Any cash held by Collateral Agent as Collateral and all cash proceeds received by Collateral Agent in respect of any sale or collection from, or other realization upon, all or any part of the Collateral, after payment from such proceeds of Collateral Agent's out-of-pocket costs and expenses in connection with such sale, including, without limitation, reasonable attorneys' fees and expenses, may, in the discretion of Collateral Agent, be held by Collateral Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by Collateral Agent against, the Obligations in a pro rata manner. Cash shall be held uninvested without interest unless Grantor arranges with the Collateral Agent to set up an interest bearing account.


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         In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Collateral Agent is legally entitled, Grantor shall be liable for the deficiency, together with interest thereon at the applicable interest rate under the Obligations or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by Collateral Agent to collect such deficiency. In the event that the proceeds of any such sale, collection or realization are sufficient to pay all amounts to which Collateral Agent is legally entitled, Grantor shall be entitled to receive any such proceeds over and above such amounts.

         11.      Expenses

         Grantor will upon demand pay to Collateral Agent the amount of any and all costs and expenses in accordance with Schedule II hereto, including the fees, costs, expenses and other client charges of counsel for Collateral Agent and of any experts and agents (including, without limitation, any Person which may act as agent of Collateral Agent), that Collateral Agent may incur in connection with (i) this Agreement, (ii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iii) the failure by Grantor to perform or observe any of the provisions hereof. Any amounts payable under this
Section 11 shall be included in the Obligations.

         12. Security Interest Absolute; Subordination of Security Interest; Termination

         (a) All rights of Collateral Agent, all security interests and all obligations of Grantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Loan Documents or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Loan Documents or any other agreement or instrument relating thereto, (iii) any exchange or release of, or non-perfection of any lien on any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Obligations.

         (b) The security interest created hereby shall be junior and subordinate to all Permitted Liens and Liens securing up to $25 million of Indebtedness (which $25 million shall be in connection with new funding coming into Grantor). For purposes of determining whether a Lien is a Permitted Lien or is a Lien securing up to $25 million of Indebtedness as contemplated by this
Section 12(b), in the event that a Lien meets the criteria of more than one of the categories described in the definition of Permitted Lien or is a Lien securing up to $25 million of Indebtedness as so contemplated and also meets the criteria of one or more of the other categories of Permitted Liens or also is a Lien securing up to $25 million of Indebtedness, Grantor shall, in its sole discretion, classify such Lien in any manner, and may from time to time reclassify such Lien in any manner, in which such item could be incurred at the time of such reclassification. Upon receipt of a certificate from an officer of Grantor that a Lien is either a Permitted Lien or is a Lien securing up to $25 million of Indebtedness and that the security interest created hereby is required to be junior and subordinate thereto pursuant to the terms of this
Section 12(b), the Collateral Agent shall enter into such additional subordination and inter-creditor agreements as may be requested by the holder of the Lien to which the security interest created hereby is junior and subordinate. Collateral Agent may absolutely rely on any certificate from the Grantor with respect to a Permitted Lien or $25 million Lien, and the Collateral Agent shall not be required to enter into any agreement that would adversely affect the Collateral Agent, or which could expose it to liabilities for which it has not received indemnification it considers reasonable.

         (c) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the date Grantor has indefeasibly paid in full in cash either (A) until the Restructure Obligations have been issued, all of the Forbearance Obligations or (B) after the Restructure Obligations have been issued, all of the Restructure Obligations, (ii) be binding upon Grantor and its successors and assigns, and
(iii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of, and be enforceable by, Collateral Agent and its successors and assigns. Upon the satisfaction in full of either (A) until the Restructure Obligations have been issued, all of the Forbearance Obligations or
(B) after the Restructure Obligations have been issued, all of the Restructure Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to Grantor and (ii) Collateral Agent will, upon Grantor's request and at Grantor's expense, (A) return to Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever. The Collateral Agent may rely on a certificate from the Grantor, without inquiry, with respect to either the payment of Restructure Obligations or the payment of Forbearance Obligations.

         13.      Collateral Agent.

         (a) Collateral Agent. The Collateral Agent shall act as the collateral agent (within the meaning of Section 9-102(a)(72)(E) of the Uniform Commercial Code) for the Holders with respect to the Collateral. The Collateral Agent shall maintain and hold all Collateral at any time delivered to it and set forth in Annex B. Annex B may be amended from time to time unilaterally by Collateral Agent, but only with the approval of Collateral Agent. The Collateral Agent is acting and will act with respect to the Collateral for the benefit of the Holders and is not, and shall not at any time in the future be, subject, with respect to the Collateral, in any manner or to any extent, to the direction or control of Grantor except as otherwise set forth herein. The Collateral Agent agrees to act in accordance with this Agreement and in accordance with any written instructions from the Required Lenders. Under no circumstances shall the Collateral Agent deliver possession of Collateral to Grantor or any other person, or otherwise release any Collateral from the security interest created hereby, except in accordance with the terms of this Agreement or the written instruction of the Required Lenders.

         (b) Books and Records. The Collateral Agent shall make appropriate notations in its books and records to reflect that the Collateral is held by the Collateral Agent for the benefit of the Holders.

         (c) Fees and Expenses of Collateral Agent. The Collateral Agent shall notify Grantor of all fees, expenses and charges of the Collateral Agent arising out of the Collateral Agent's execution and performance of its duties and obligations under this Agreement, as set forth on Schedule II attached hereto, and such reasonable fees, expenses and charges shall be paid promptly by Grantor or, if already paid by the Collateral Agent, Grantor promptly shall reimburse the Collateral Agent therefor. The Collateral Agent may employ, upon notice to Grantor at Grantor's expense, such legal counsel and other experts as it reasonably deems necessary in connection with performing its duties and obligations under this Agreement, and shall be fully protected in relying upon the advice of such counsel and other experts as are reasonably selected by it.

         (d) Removal or Resignation of Collateral Agent. Grantor may, at any time, remove and discharge the Collateral Agent from the performance of its duties under this Agreement. In addition, the Collateral Agent may, at any time, effective upon 90 days' prior written notice to Grantor and the Holders and the appointment of a successor Collateral Agent, terminate its agreement to act as the Collateral Agent hereunder. Upon the effective date of any such termination, the Collateral Agent shall promptly deliver the Collateral then held by it or its agents to the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Collateral Agent with respect to the Collateral to the successor Collateral Agent. Any successor Collateral Agent shall be a bank or other financial institution or trust company designated by Grantor.

         (e) Exculpation; Indemnification. (1) The Collateral Agent hereby accepts the agency created in this Agreement. Except as otherwise expressly required by this Section 13(e), the Collateral Agent shall not have any duty or liability with respect to the administration or investment of any property or the payment of income or principal to the Holders or Grantor, and no implied obligations shall be inferred from this Agreement.

         The Collateral Agent shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

         (i) The Collateral Agent shall not be personally liable for any error of judgment made in good faith by an officer of the Collateral Agent;

         (ii) No provision of this Agreement shall require the Collateral Agent to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Collateral Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (iii) Under no circumstances shall the Collateral Agent be personally liable for the payment of any interest on any money or the Collateral held by it hereunder, except as otherwise agreed by the Collateral Agent;

         (iv) The Collateral Agent shall not be personally responsible for or in respect of the validity, value, genuineness or collectability of the Collateral or any other property, the validity or sufficiency of this Agreement, the correctness of the recitals contained herein or for the due execution hereof by Grantor or the Holders;

         (v) The Collateral Agent shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Collateral Agent may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Collateral Agent may for all purposes hereof rely on a certificate, signed by Grantor or the Holders, as to such fact or matter, and such certificate shall constitute full protection to the Collateral Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. Collateral Agent shall not be liable for any acts or omissions of any agents or attorneys;

         (vi) In the exercise or administration of the agency hereunder, the Collateral Agent (A) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Collateral Agent shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Collateral Agent in good faith and
(B) may consult with counsel, accountants and other skilled persons to be selected in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

         (vii) The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral shall be to deal with them in a similar manner as the Collateral Agent deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Collateral Agent under this Agreement;

         (viii) At any time the Collateral Agent may request instructions in writing from Grantor or the Holders, as applicable, and the Collateral Agent shall not be liable with respect to any act or omission in accordance with the instructions of the Holders or for refusing to take any action without such instructions;

         (ix) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence or nonoccurrence of any act or event unless an officer of the Collateral Agent administrating this Agreement receives actual knowledge thereof;

         (x) Except as expressly provided in this Section 13(e), in accepting and performing the agency hereby created the Collateral Agent acts solely as agent hereunder and not in its individual capacity;

         (xi) Collateral Agent shall have no duties or obligations whatsoever except for those expressly set forth herein and shall, without limitations, not be required to review or act in accordance with, or be deemed to have knowledge of the contents of, any Modification Agreement; and

         (xii) Collateral Agent shall have no notice of any Event of Default or other default unless an officer of the Collateral Agent administrating this Agreement receives actual notice of the same from Required Lenders.

         (f) Grantor shall indemnify and hold the Collateral Agent harmless from and against any and all loss, liability, damage or expense (including, without limitation, reasonable attorneys' fees and expenses) that the Collateral Agent may suffer or incur in connection with the entering into and performance of its obligations under this Agreement, except to the extent such loss, liability, damage or expense arises from the gross negligence or willful misconduct of the Collateral Agent. If Grantor fails to perform its obligations under this Section 13(e), the Collateral Agent may, upon request by the Required Lenders, perform such obligations, and all expenses incurred by the Collateral Agent in connection therewith shall be payable by Grantor under and constitute Obligations secured hereby. The indemnification obligation of the Grantor shall survive any termination of the Agreement or any resignation or removal of the Collateral Agent.

         (g) In no event shall Collateral Agent be liable for indirect, special, or consequential damages, or loss of businesses or lost profits, regardless of the form of action and even if the same were foreseeable.

         (h) Collateral Agent shall not be responsible or liable for any failure or delay in performance of its obligations hereunder arising out of, directly or indirectly, circumstances beyond its reasonable control, including, without limitation: acts of God; earthquakes, fires, floods, wars; civil or military disturbances; sabotage, epidemic, riots, acts of terrorism; lost or malfunction of utilities, transportation, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities; government actions; or ability to obtain labor, material, equipment or transportation.

         (i) When the Collateral Agent incurs expenses or renders services after an Event of Default or bankruptcy occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar law.

         (j) Collateral Agent shall have a right of setoff against the Collateral for all fees, costs and expenses past due and for any indemnity claims made by the Collateral Agent hereunder.

         14.      Amendments, etc.

         No amendment of this Agreement or waiver of any provision of this Agreement, and no consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Grantor, the Collateral Agent and the Required Lenders, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything to the contrary, the foregoing shall not limit Grantor's rights to designate Obligations pursuant to Section 3 hereof and Grantor may amend this Agreement by written notice to the Collateral Agent to add or amend any provision of this Agreement to the extent that such additional provision or amendment is for the benefit of the Holders or to correct any mistake or ambiguity contained herein.

         15.      Notices, Etc.

         All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by registered or certified mail, return receipt requested, sent by recognized overnight delivery service (signature of receipt requested) or, to the extent receipt is confirmed, by telecopy or telefax (provided that such party also sends a copy by personal delivery or registered or certified mail, return receipt requested, or recognized overnight delivery service, signature of receipt requested), to the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  Grantor:

                           c/o EasyLink Services Corporation
                           399 Thornall Street
                           Edison, NJ 08837
                           Fax Number: 732-906-1008
                           Attention: Chief Executive Officer

                  With a copy to:

                           David Ambrosia at the same address

                  Collateral Agent:

                           The Bank of New York
                           Five Penn Plaza
                           New York, New York 10001
                           Attention: Corporate Trust Administration, Dealing and Trading Unit

                           Melissa Quan-Soon
                           Assistant Vice President
                           Phone (212) 896-7110
                           Fax (212) 896-7295/7296

                           Michael Jamison
                           Assistant Treasurer
                           Phone (212) 896-7111
                           Fax (212) 896-7295/7296


         The Collateral Agent shall send to each of the Holders in effect from time to time a copy of each written notice received from Grantor at such time. The Collateral Agent shall send such notices to each such Holder in accordance with instructions given to the Collateral Agent by such Holder and in effect at such time.

         16.      Governing Law; Choice of Forum; Waiver of Jury Trial

         (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, AND EACH PARTY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND HEREBY WAIVES ANY OFFSETS IN ANY SUCH ACTION, SUIT OR PROCEEDING. EACH PARTY FURTHER IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED TO SUCH PARTY AS HEREIN PROVIDED, OR BY PERSONAL SERVICE ON SUCH PARTY WITH A COPY OF SUCH PROCESS MAILED TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY JURISDICTION OTHER THAN NEW YORK IN CONNECTION WITH ACTIONS INITIATED BY THIRD PARTIES IN SUCH OTHER JURISDICTIONS.

         (c) JURY TRIAL WAIVER. GRANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY WHICH IT MAY HAVE IN ANY ACTION OR PROCEEDING IN LAW OR EQUITY IN CONNECTION WITH THIS AGREEMENT. GRANTOR ACKNOWLEDGES THAT THIS WAIVER IS KNOWINGLY AND FREELY GIVEN.

         17.      Waiver

         Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any Obligations or Grantor's obligations hereunder and any requirement that Collateral Agent protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against Grantor or any other Person.

         18.      Rights Cumulative

         No failure on the part of Collateral Agent to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Collateral Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. No provision for a specific remedy shall be deemed to limit Collateral Agent's remedies at law or in equity. The rights of Collateral Agent hereunder are not conditional or contingent on any attempt by Collateral Agent to exercise any of its rights under any other document against Grantor or against any other Person.

         19.      Assignment

         This Agreement shall be binding on Grantor and its successors and permitted assigns (including any trustee succeeding to the rights of Grantor pursuant to Chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case or cases under Chapter 7 of the Bankruptcy Code), and shall inure, together with all rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors and assigns and to the Holders and their respective successors and assigns, provided that Grantor may not assign any of its rights or obligations hereunder without the prior written consent of Collateral Agent and any purported assignment without such consent shall be null and void.

         20.      Survival of Representations and Warranties

         All representations and warranties of Grantor contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement or any other Loan Document or any investigation by Collateral Agent. All covenants and agreements of Grantor contained herein shall continue in full force and effect from and after the date hereof until the indefeasible payment in full of (A) until the Restructure Obligations have been issued, the Forbearance Obligations, and (B) after the Restructure Obligations have been issued, the Restructure Obligations.

         21.      Severability

         Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, illegal, unenforceable or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, illegality, unenforceability or invalidity under such law, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         22.      Interpretation

         Grantor and Collateral Agent have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

         23.      Headings

         Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         24.      Counterparts

         This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

         25.      Entire Agreement

         This Agreement embodies the entire agreement between the parties hereto relating to the transactions provided for herein and supersede all prior understandings and agreements, whether written or oral, between the parties hereto with respect to such transactions.

         26.      Effectiveness of Agreement

         This Agreement shall become effective upon the closing of the issuance of the convertible promissory notes pursuant to the Modification Agreements.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             EASYLINK SERVICES CORPORATION


                                             By: s/ Thomas Murawski
                                                 -------------------------------
                                                 Name:  Thomas Murawski
                                                 Title: Chief Executive Officer


ACKNOWLEDGED AND AGREED:

THE BANK OF NEW YORK, as COLLATERAL AGENT


By: s/ Melissa Quan Soon
    -------------------------------
    Name:  Melissa Quan Soon
    Title: Assistant Vice President

                                     Annex A

                             Modification Agreements

1. Modification Agreement, effective as of June 1, 2001, by and among GATX Technology Services Corporation and EasyLink Services Corporation.

2. Modification Agreement, effective as of June 1, 2001, by and between GATX Technology Services Corporation, as successor in interest to Pacific Atlantic Systems Leasing, and EasyLink Services Corporation.

3. Modification Agreement, effective as of June 1, 2001, between EasyLink Services Corporation, as successor to Mail.com, Inc., and Associates Leasing, Inc.

4. Modification Agreement, effective as of June 1, 2001, by and among Forsythe McArthur Associates, Inc. and EasyLink Services Corporation.

5. Modification Agreement, effective as of June 1, 2001, by and among Pentech Financial Services, Inc. and EasyLink Services Corporation.

6. Modification Agreement, effective as of June 1, 2001, by and among Phoenix Leasing Incorporated, EasyLink Services USA, Inc. and EasyLink Services Corporation.

7. Modification Agreement, effective as of June 1, 2001, by and among MicroTech Leasing Corp. and EasyLink Services Corporation.

8. Modification Agreement, by and between Transamerica Business Credit Corporation and EasyLink Services Corporation.

9. Modification Agreement, by and between Leasing Technologies International, Inc. and EasyLink Services Corporation.

10. Modification Agreement, effective as of June 1, 2001, by and among Fleet Business Credit, LLC, formerly Fleet Business Credit Corporation and EasyLink Services Corporation., formerly Mail.com, Inc.

                                    Annex B

            [LIST OF COLLATERAL TO BE DELIVERED TO COLLATERAL AGENT]

                                  SCHEDULE II

                       The Collateral Agent Fee Schedule

Acceptance Fee............................................................$5,000
This one time fee is payable upon closing date and includes:

         |_|      Review of Agreement and supporting documents
         |_|      Establishment of accounts

Annual Administration Fee................................................$10,000
This fee is not subject to pro-ration and is payable upon closing and on each anniversary date and includes:

         |_|      Monitoring of accounts
         |_|      Reporting
         |_|      Receipt of security interest in the collateral pledged to the
                  Collateral Agent for the benefit of the Holders of Grantor obligations

Out-of-Pocket Expenses

Fees quoted do not include any out-of-pocket expenses including, but not limited to, expenses of foreign depositaries, stationery, overnight courier, and messenger costs. These expenses will be billed, at our cost, when incurred. In the event the transaction terminates before closing, all out-of-pocket expenses incurred, including our counsel fees, will be billed to the account.

External Counsel Fees

This proposal does not include outside counsel fees. A bill for counsel fees incurred up to closing will be presented for payment on the closing date.

Miscellaneous Services

The charges for performing services not contemplated at the time of the execution of the documents or not specifically covered elsewhere in the schedule will be determined by appraisal in amounts commensurate with the service.